Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

December 2, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated November 30, 2011 of Landmark Energy Enterprise, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our Firm.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC